UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 20, 2022

Date of Report (Date of earliest event reported)

Metalert, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53046	98-0493446
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

117 W. 9th Street, Suite 1214, Los Angeles, CA	90015
(Address of Principal Executive Offices)	(Zip Code)

213-489-3019

Registrant’s telephone number, including area code

GTX Corp
(Former Name or former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On August 2, 2022, the Company filed a Definitive Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 with the Securities and Exchange Commission, which became effective on September 11, 2022. On September 12, 2022, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to our Restated Certificate of Incorporation to change our corporate name from GTX Corp to Metalert, Inc., effective September 12, 2022 (the “Name Change”). A copy of the Certificate of Amendment to Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto.

Additionally, on September 12, 2022, the Company filed with the Secretary of State of the State of Nevada a Certificate of Change to effectuate a reverse stock split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of Common Stock and Preferred Stock (Series A, B and C) at a ratio of 1-for-65, effective September 12, 2022 (the “Reverse Split”). Further, as part of the Reverse Stock Split, proportionate adjustments of the Reverse Stock Split conversion ratio were made to the per share price and number of shares of common stock that may be purchased or converted upon the exercise or conversion of certain outstanding series of preferred stock, stock options, warrants and convertible notes granted by the Company based on the terms of each respective security. However, no proportionate adjustments of the Reverse Stock Split conversion ratio will be made to the number of authorized shares of the Company’s Common Stock or Preferred Stock reserved for future issuance, nor presently designated but unissued Preferred Stock as part of the Reverse Stock Split. A copy of the Certificate of Change is attached as Exhibit 3.2 hereto.

On September 19, 2022, FINRA notified the Company that is has received the necessary information to process our name change in the trading market and announce such change on its Daily List Announcement, effective September 20, 2022. Our filing was made to FINRA pursuant to FINRA Rule 6490. Our Articles of Incorporation were amended as a result of the approval of our Board of Directors and the approval of our stockholders holding 900,000 shares of the Company’s Series A preferred stock representing approximately 66.67%, or 494,175,384 votes of the 741,263,076 total available votes represented by the issued and outstanding common stock of the Company.

In connection with our name change, our board of directors amended our by-laws to reflect the corporate name to Metalert, Inc., also effective on September 20, 2022. No other changes were made to our by-laws. A copy of the Amended and Restated By-laws reflecting this amendment is attached as Exhibit 3.3 hereto.

Our common stock will continue to be quoted on the OTC Markets Group Inc.’s Pink Open Market, under the ticker symbol “GTXOD” for 20 business days following FINRA’s announcement of the Reverse Split and Name Change. However, it is anticipated that a new ticker symbol shall be in place in October 2022. The Company’s new CUSIP number is 362408304. Outstanding stock certificates for shares of the Company are not affected by the name change; they continue to be valid and need not be exchanged.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are included herewith.

EXHIBIT NUMBER	EXHIBIT TITLE OR DESCRIPTION
3.1	Certificate of Amendment of GTX Corp, filed September 12, 2022
3.2	Certificate of Change of Metalert, Inc., filed September 12, 2022
3.3	Amended and Restated Bylaws of Metalert, Inc., as of September 20, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward- Looking Statements

Statements contained in this Current Report on Form 8-K that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise this Current Report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

September 22, 2022	Metalert, Inc.

	By:	/s/ Patrick Bertagna
	Name:	Patrick Bertagna
	Title:	Chief Executive Officer